                                                                    EXHIBIT 99.2

                             TRACTOR SUPPLY COMPANY
                               320 PLUS PARK BLVD.
                           NASHVILLE, TENNESSEE 37217


May 12, 2003


Securities and Exchange Commission
450 5th Street N.W.
Judiciary Plaza
Washington, D.C.  20549


Re:      CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
         AS ADOPTED PURSUANT TO SECTION 906
         OF THE SARBANES-OXLEY ACT OF 2002



Dear Sir or Madam:

In connection with the Quarterly Report of Tractor Supply Company (the "Company") on Form 10-Q for the period ended March 29, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Joseph
H. Scarlett, Jr., Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



/s/ Joseph H. Scarlett, Jr.
---------------------------
Joseph H. Scarlett, Jr.
Chief Executive Officer


A signed original of this written statement required by Section 906 has been provided to Tractor Supply Company and will be retained by Tractor Supply Company and furnished to the Securities and Exchange Commission or its staff upon request.